UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 14, 2022

Commission File Number 000-53676

Lode-Star Mining, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4347638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 East Liberty St. Suite 600, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775)234-5443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2022 – Lode-Star Mining Inc. (“Lode-Star”, the "Company" or "We") (OTCQB:LSMG) is pleased to announce that in connection with the acquisition of Sapir Pharmaceuticals, Inc (announced December 30, 2021) it has appointed Mr. Samuel Sternheim as a member of the Board of Directors effective January 14, 2022. Mr. Sternheim will also be assuming the roles of Corporate Secretary, Chief Financial Officer and Treasurer.

Mr. Sternheim started his career as a financial advisor working with high net worth individuals and advising on wealth management. He then actively managed multiple businesses while working for a family office in NY. He is a director of Sapir Pharmaceuticals, and has been CFO of Sapir since 2015, where he has overseen fundraising, numerous acquisitions and licensing ventures globally.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Number	Exhibit

99.1	Press Release dated January 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lode-Star Mining, Inc.

Date: Feb 7, 2022	By:	/s/ Mark Walmesley
Mark Walmesley
Chief Executive Officer